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                                                                      Exhibit 21

                        SUBSIDIARIES OF THE REGISTRANT



                                                          State of Jurisdiction
Subsidiary                                                   of Incorporation
----------                                                   ----------------

First Midwest Bank, N.A.                                         Illinois

First Midwest Insurance Company                                  Arizona

First Midwest Trust Company, N.A.                                Illinois

First Midwest Mortgage Corporation                               Illinois